UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2024

RYAN SPECIALTY HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40645	86-2526344
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 North Wacker Drive, Suite 4000
Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 784-6001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	RYAN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 2, 2024, Ryan Specialty Holdings, Inc. (“Ryan Specialty”) issued a press release announcing that Ryan Specialty, LLC (the “Company”), an indirect subsidiary of Ryan Specialty, priced a private offering of $600.0 million in aggregate principal amount of additional 5.875% Senior Secured Notes due 2032 in a private offering (the “New 2032 Notes”), which represents an increase of $100.0 million from the previously announced aggregate offering size. The New 2032 Notes will be issued as additional notes under the indenture governing the outstanding $600.0 million in aggregate principal amount of the Company’s 5.875% Senior Secured Notes due 2032 issued on September 19, 2024 (the “Existing 2032 Notes”). The New 2032 Notes were priced at 99.500% of par. The sale of the New 2032 Notes is expected to be completed on December 9, 2024, subject to customary closing conditions.

The Existing 2032 Notes are, and the New 2032 Notes will be, jointly and severally, unconditionally guaranteed on a senior secured basis by each of the Company’s existing and future wholly owned subsidiaries that guarantee its obligations under its 4.375% Senior Secured Notes due 2030 (the “Existing 2030 Notes”) and its credit agreement. The Existing 2032 Notes are not, and the New 2032 Notes will not be, guaranteed by Ryan Specialty. Subject to certain exceptions, the Existing 2032 Notes are, and the New 2032 Notes will be, secured on a first-lien basis by substantially all of the assets that secure the Company’s Existing 2030 Notes and its obligations under the credit agreement, including the obligations relating to the revolving credit facility under the credit agreement (the “Revolving Credit Facility”).

The Company intends to use the net proceeds from this offering of the New 2032 Notes for future acquisition opportunities and investments consistent with its acquisition strategy and for general corporate purposes, and to pay fees and expenses related to this offering. As the Company seeks to execute on its acquisition strategy and effectively manage its capital, the Company may use some of the net proceeds from this offering to temporarily repay up to $400.0 million of outstanding borrowings under the Revolving Credit Facility that were used to fund a portion of the $450.0 million acquisition of Innovisk Capital Partners on November 4, 2024.

A copy of the press release issued in connection with the offering is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated as of December 2, 2024.

101	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYAN SPECIALTY HOLDINGS, INC.

Date: December 2, 2024	By:	/s/ Mark S. Katz
	Name:	Mark S. Katz
	Title:	Executive Vice President, General Counsel and Corporate Secretary